AMT and TFHY - period ended 1/31/16

Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A dated November 30, 2015 -- Incorporated by reference to Post-Effective Amendment No. 39 to the Registrants Registration Statement filed on November 25, 2015.